AGREEMENT AND PLAN OF MERGER

Private and Confidential

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), made as of the last executed date below (the "Effective Date"), by and among PLANTATION LIFECARE DEVELOPERS, INC., a company organized in the state of Delaware (the "Parent")., PLANTATION CORP., a wholly owned subsidiary of the Parent organized in the State of Wyoming (“Merger Sub”), EPIC EVENTS CORP., a company organized in the state of Wyoming ("Company"), all the shareholders of Company as enumerated in Exhibit A and incorporated herein by reference (each individually a “Seller” and collectively the “Sellers”), and JOSEPH C. PASSALAQUA, an individual residing in Liverpool, New York, the controlling shareholder of the Parent (“Passalaqua”), pertaining to the total acquisition of Company by the Parent from the Sellers. Parent, Company, Seller(s) and Passalaqua individually are referred to herein as a "Party," and collectively as the "Parties".

WI T N E S S E T H:

WHEREAS, the Parent has authorized Two Hundred Fifty Million (250,000,000) shares of common stock, par value $.0004 per share, of which a total of Thirty Five Million Three Hundred Thousand (35,300,000) shares of common stock are issued and outstanding as of the date hereof (“Existing Shareholders”), of which Passalaqua is the controlling shareholder of the Parent, owns Eighteen Million Seven Hundred Seventy Nine Thousand Two Hundred Thirty Two (18,779,232) common stock or 53.2% of its common stock (the “Passalaqua Stock”); and

WHEREAS, the Parent has authorized 10,000,000 shares of preferred stock, par value $.0004 per share, of which no shares of preferred stock are issued and outstanding as of the date hereof; and

WHEREAS, the Parent desires to get into the cannabis packaging business; and

WHEREAS, Company has a License Assignment and Consent Agreement with FreshTec, Inc., a Delaware corporation, dated May 17, 2017, whereby FreshTec granted to COMPANY, the rights to exclusive use of its patent and all other technologies, techniques and/or any product containing cannabis relative to the Market Territory and on the terms and conditions as described in the License Agreement between FreshTec and Robert McGuire, one of the Sellers, dated January 30, 2017. Copy of said License Agreement and License Assignment and Consent Agreement are hereby attached as Exhibit B and incorporated by reference (the “License”); and

WHEREAS, Company has authorized One Hundred Million (100,000,000) shares of common stock, par value $.01 per share, of which a total of Forty-Three Million Three Hundred Thirty-Four Thousand Four Hundred Eighty-Eight (43,334,488) shares of common stock are issued and outstanding as of the date hereof, of which Sellers owns all Forty-Three Million Three Hundred Thirty-Four Thousand Four Hundred Eighty-Eight (43,334,488) shares of common stock (the “Company Stock”); and

WHEREAS, the Company has authorized 10,000,000 shares of preferred stock, par value $.01 per share, of which no shares of preferred stock are issued and outstanding as of the date hereof; and

WHEREAS, the Parent for the purpose of going into the cannabis packaging business, desires to acquire Company from the Sellers and Company desires to be acquired by the Parent whereby the Sellers become the majority shareholders of the Parent in accordance with the terms of this Agreement; and

WHEREAS, the respective Board of Directors of each of the Parent, Merger Sub, and Company have approved, and deem it advisable and in the interest of their respective stockholders to consummate, the acquisition of Company by the Parent, which acquisition is to be effective by the merger of Company with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the shareholders of Company have agreed to the Merger; and

WHEREAS, the parties hereto intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of Section 368(a)(2)€ of the Code; and

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and subject to the terms and conditions hereof, the Parties hereby agree as follows:

1.            Acquisition of Company Stock. Parent hereby agrees to acquire all the

Company Stock from the Sellers and Seller hereby agrees to sell to the Parent all their Company Stock whereby Company becomes a one hundred (100%) percent owned by the Parent on a one for one exchange in accordance with Exhibit A attached and incorporated by reference (the "'Purchase Price") and the Parent simultaneously merges on a one for one basis into the Merger Sub, and thereafter Merger Sub becomes the only surviving entity, subject to the conditions as set forth in this Agreement.

2.            Conditions to Closing by the Sellers. The obligations of the Sellers to consummate the sale of the Shares is subject to the satisfaction of the following conditions:

a.            Executed Agreement. Parent and Passalaqua shall have provided an executed copy of the Agreement;

b.            Full Power and Authority. Parent and Passalaqua represent that they have full power and authority to enter into this Agreement.

c.            Good Standing. Parent represents that they are in good standing in the State of Delaware and that their subsidiary Merger Sub Corp., a Wyoming corporation (“Merger Sub”) is in good standing in the State of Wyoming.

d.            Liabilities of the Parent. Parent warrants that they have no outstanding liabilities; and

e.            Merger. Parent represents that it shall file immediately with the state of Wyoming and Delaware any all necessary documents to effectuate a merger of the Parent and the Company into Merger Sub.

f.             Ten-for-One Stock Reverse. Parent’s represents that its existing shareholders immediately prior to the acquisition of Company and the Merger, shall be reversed on a ten for one (10-1) basis, rounded up to a minimum of one-hundred shares per shareholder, whereby prior to the acquisition of Company by the Parent and the Merger, the Parent shall have approximately Three Million Five Hundred Thirty Thousand (3,530,000) common shares outstanding after the ten for one reverse in accordance with Exhibit C attached and incorporated by reference (“Existing Outstanding Shares”).

g.            Passalaqua Stock. Passalaqua agrees to turn over to the Parent’s treasury for cancellation his Passalaqua Stock by transferring said shares to the Parent’s transfer agents, Pacific Stock Transfer (“Pacific”).

h.            Shareholders. Parent represents that immediately after it acquiresCompany from Sellers the Parent shall have approximately Forty-Five Million (45,000,262) common shares outstanding and no preferred shares outstanding in accordance with Exhibit D attached and incorporated herein by reference.

i.             No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement. Sellers are not relying on any oral or written statements made by the Parent, the Parent’s representatives, employees or affiliates in entering into this Agreement.

j.             Compliance. Parent and Merger Sub shall comply with all

applicable securities laws, rules and regulations regarding this Agreement, the transactions contemplated hereby and all related transactions.

k.            Officers and Directors. All existing officers and directors of the Parent shall resign effective upon execution of this Agreement and the Parent shall elect Robert McGuire, Joseph Passalaqua, and Adrian Bray, who are three of the Sellers, as the new directors who shall appoint the new officers of the Parent.

3.            Conditions to Closing by the Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the acquisition of the Shares are subject to the satisfaction of the following conditions:

a.            Executed Agreement. Company and Sellers shall have provided an executed copy of the Agreement;

b.            Full Power and Authority. Company and Sellers represent that they have full power and authority to enter into this Agreement.

c.            Good Standing. Company represents that they are in good

standing in the State of Wyoming.

d.            Liabilities of the Parent. Company warrants that they have no outstanding liabilities; and

e.            License. Company represents that they have the rights to the License.

f.             No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement. Parent and Passalaqua are not relying on any oral or written statements made by the Sellers, the Sellers representatives, employees or affiliates in entering into this Agreement.

g.            Compliance. Company and Sellers shall comply with all applicable securities laws, rules and regulations regarding this Agreement, the transactions contemplated hereby and all related transactions.

4.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the State of Wyoming.

5.            Term/Survival. The terms of this Agreement shall be effective as of the Execution of this Agreement, and shall survive the termination of this Agreement.

6.            Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

7.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

8.            Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

9.            Ambiguities. Each Party and its counsel have participated fully in the review and revision of this Agreement. The Parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any Party.

10.         Costs, Expenses. Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

11.         Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the execution of this Agreement, and signed by all the Parties. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded the Buyers shall be cumulative and not alternative.

12.         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

13.         Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

14.         Further Assurances. From and after the date of this Agreement, upon the request of the Buyers or the Sellers, Buyer and the Sellers shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

15.         Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a.            if faxed, when transmitted and the appropriate telephonic

confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

b.            if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

c.            if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 18.

16.         Binding Arbitration. In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof, the Parties hereto shall use their best efforts to settle the dispute, claim question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both Parties. If they do not reach such a solution within a period of sixty (60) days, then, upon notice by either Party to the other, all disputes, claims, questions, or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

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In Witness Whereof, the Parties hereto have executed this Agreement as of the last date written below.

PARENT

PLANTATION LIFECARE DEVELOPERS, INC

By: /s/ Joseph C. Passalaqua

Joseph C. Passalaqua, President

Date: May 18, 2017

Address: P.O. Box 3143

Liverpool, NY 13090

MERGER SUB

PLANTATION CORP.

By: /s/ Joseph C. Passalaqua

Joseph C. Passalaqua, President

Address: P.O. Box 3143

Liverpool, NY 13090

PASSALAQUA

JOSEPH PASSALAQUA

/s/ Joseph C. Passalaqua

Joseph C. Passalaqua

Address: P.O. Box 3143

Liverpool, NY 13090

COMPANY

EPIC EVENTS CORP:

By:/s/ Robert McGuire

Robert McGuire, President

Date: May 18, 2017

Address: 4430 Haskell Avenue Encino, CA 91436

SELLERS

/s/ Robert McGuire

Robert McGuire

Selling: 7,030,398 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 4430 Haskell Avenue Encino, CA 91436

/s/ Sheila McGuire

Sheila McGuire

Selling: 7,030,398 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 4430 Haskell Avenue Encino, CA 91436

[each of the remaining Sellers are on the following separate pages]

SELLERS (Continued)

FRESHTEC, INC.

By: /s/ A.A. Bray

A.A. Bray, President

Selling: 11,650,347 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 328 North Carson Street Carson City, NV 89701

SELLERS (Continued)

/s/ Katherine Zuniga

Katherine Zuniga

Selling: 5,825,173 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 1198 Pacific Coast Hwy D374 Seal Beach, CA 90740

SELLERS (Continued)

PDCG, LLC

By: /s/ PDCG, LLC

, President

Selling: 3,433,449 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 2273 Loring Avenue Henderson, NV 89074

SELLERS (Continued)

/s/ Jimmy Chan

Jimmy Chan

Selling: 1,941,724 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 4829 Cloverly Avenue Temple City, CA 91780

SELLERS (Continued)

/s/ John Herlihy

John Herlihy

Selling: 50,000 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 2323 Desert Fox Drive

Henderson, NV 89052

SELLERS (Continued)

The Kenneth Luverne Curry 2016 Revocable Trust

By: /s/ The Kenneth Luverne Curry 2016 Revocable Trust,

Trustee

Selling: 150,000 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address:19600 Spring Valley Road

Plymouth, CA 95669

SELLERS (Continued)

KARP LLC

By: /s/ KARP LLC

Selling: 1,303,000 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 30 No. Gould, Street, STE R

Sheridan, WY 82801

SELLERS (Continued)

/s/ Joseph C. Passalaqua

Joseph C. Passalaqua

Selling: 2,500,000 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: P.O. Box 3143

Liverpool, NY 13090

SELLERS (Continued)

NUTMEG STATE REALTY, LLC

/s/ Bonnie Gruenbaum

By: Bonnie Gruenbaum

Its: Managing Member

Selling: 2,000,000 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 176 Amity Road #200 Woodbridge, CT 06525

SELLERS (Continued)

/s/ Andrew Unetic

Andrew Unetic

Selling: 150,000 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 1286 Rich Ct. San Luis Obispo, CA 93401

SELLERS (Continued)

/s/ Dennis McNevin

Dennis McNevin

Selling: 130,000 Common Shares jointly with Cindy McNevin of Epic Events Corp.

Date: May 18, 2017

Address: 6334 Glacier Lane No. Maple Grove, MN 55311

/s/ Cindy McNevin

Cindy McNevin

Selling: 130,000 Common Shares jointly with Dennis McNevin of Epic Events Corp.

Date: May 18, 2017

Address: 6334 Glacier Lane No. Maple Grove, MN 55311

SELLERS (Continued)

/s/ Carl Krupa

Carl Krupa

Selling: 20,000 Common Shares jointly with Nancy Kupa of Epic Events Corp.

Date: May 18, 2017

Address: 7605 Quail Ridge Trail Greenfield, MN 55373

/s/ Nancy Krupa

Nancy Krupa

Selling: 20,000 Common Shares jointly with Carl Kupa of Epic Events Corp.

Date: May 18, 2017

Address: 7605 Quail Ridge Trail

Greenfield, MN 55373

SELLERS (Continued)

/s/ Dean Anderson

Dean Anderson

Selling: 70,000 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 2505 Anthem Village Drive, E 17 Henderson, NV 89052

SELLERS (Continued)

/s/ Theodore J. van de Kamp

Theodore J. van de Kamp

Selling: 20,000 Common Shares of Epic Events Corp.

Date: May 18, 2017

Address: 2505 Anthem Village Drive, E 17 Henderson, NV 89052

Exhibit A	Original Allocations
Adrian Bray	1,000,000
Adrian Jiminez Bonilla	5,000
Andrew Unetic	150,000
Annette and Joseph Murray	25,000
Bruce Bauer	50,000
Cal and Nancy Krupa	75,000
Common Good Latin American S. de R. L. de C.V.	495,000
Cynthia and Howard Brode	100,000
Dean Anderson	75,000
Dennis and Cindy McNevin	130,000
FreshTec, Inc.	11,044,335
Henry Lee	1,940,722
Jayson Schwarz	100,000
Jody Flynn Dalvet	100,000
John Herlihy	50,000
Joseph C. Passalaqua	2,500,000
Juan M. Gutierrez	50,000
Judy and Robert McGuire	500,000
KAPR LLC	1,804,895
Katherine McGuire	500,000
Katherine Zuniga	5,822,167
Kim Renee Johnson	1,000,000
Michael A. Laws	100,000
Monica McGuire	500,000
Nutmeg State Realty, LLC	250,000
OmniTec, Inc.	150,000
PDCG,LLC	2,134,460
Robert Hesse	100,000
Robert McGuire	504,009
Sheila McGuire	11,108,900
Steven Beattie	500,000
Steve Loomis	50,000
Sue Chance LLC	100,000
The Kenneth Luvern Curry 2016 Rev. Trust	300,000
The Van De Kamp Group LLC	20,000
Total 35 names	43,334,488

Exhibit B

2. GRANT

2.1 FreshTec hereby appoints McGuire the exclusive licensee of the Patents for use relative to the development and manufacture of any and all products to be marketed or used for packaging or transport of cannabis or cannabis containing items in the Market Territory. Any and all products sold pursuant to this Agreement shall be manufactured only in the Manufacturing Territory. This Grant shall inure to the benefit of the corporate entity to be formed by McGuire.

3. TERM

3.1 Term. This Agreement shall become effective upon its execution by both parties hereto and, unless terminated earlier in accordance with the provisions of this Agreement, shall remain in effect for the life of the Patents.

4. CONSIDERATION

4.1 Upon execution of this Agreement, FreshTec will be granted a 30% share of the corporate entity to be formed by McGuire to utilize this license.

5. REPRESENTATION AND WARRANTIES OF THE PARTIES

5.1 FreshTec's Representations:

(a) The recitals to this Agreement are true and correct;

(b) FreshTec has the right to grant to McGuire the exclusive rights with respect to the Patents as set forth herein;

(c) FreshTec has not granted to any other person, other than McGuire, any license or other rights relative to the Patents as they pertain to cannabis; and,

(d) To the best of FreshTec's knowledge, none of the Patents infringe the patents of any third party.

6. TERMINATION

6.1 Right to Terminate. In addition to the rights to terminate this Agreement set forth elsewhere in this Agreement, each of McGuire and FreshTec shall have the right to terminate this Agreement upon the occurrence of any of the following events, such termination to be effective immediately upon the receipt or deemed receipt by the other party of notice to that effect:

(a) the other party defaults in performing any term or condition of this Agreement and remains in default for a period of thirty (30) days after written notice thereof; or

extent that there are any improvements to the Patents, whether or not patentable, by McGuire, or McGuire's sub-licensees. or FreshTec during the Term of this Agreement, such improvements shall be the property of FreshTec and that McGuire or McGuire's sub-licensees shall have full rights to such improvements under the same terms outlined in the Agreement. McGuire and Sub-licensees hereby assign any and all rights to such improvements to FreshTec and shall execute any documents deemed necessary by FreshTec to reflect such assignments.

7.5 Indemnification by FreshTec. FreshTec shall indemnify McGuire and hold him harmless from any and all claims, losses, deficiencies, damages, liabilities, costs, and expenses (including but not limited to reasonable attorney fees and all related costs and expenses) incurred by McGuire as a result of any claim, judgment, or adjudication against McGuire in which it is alleged that any product infringes on the Patent, trade secret, or any other intellectual property right of any third party (an "Infringement Claim"), provided that McGuire (a) promptly notifies FreshTec in writing of any such claim and gives FreshTec the opportunity to defend or settle any such claim at FreshTec's expense and (b) cooperates with FreshTec, at FreshTec's expense, in defending or settling such claim. In the event of any judgment, adjudication or settlement that impairs McGuire's ability to use, sell, market, or distribute as set forth in this Agreement, McGuire shall have the right to terminate this Agreement upon thirty (30) days notice to FreshTec. The indemnification provisions of this Section shall survive termination or expiration of this Agreement but only with respect to Infringement Claims that arose from acts or circumstances which occurred prior to termination or expiration.

7.6 Indemnification by McGuire. McGuire shall indemnify FreshTec and hold it harmless from any and all claims, losses, deficiencies, damages, liabilities, costs, and expenses (including but not limited to reasonable attorney fees and all related costs and expenses) incurred by FreshTec as a result of any claim, judgment, or adjudication against FreshTec in which it is alleged that any product, or other marketed or sold component of a product, infringes any patent, trade secret, or any other intellectual property right of any third party (an "Infringement Claim") as a direct result of the negligence or willful misconduct of McGuire and not as a direct result of the negligence or willful misconduct of FreshTec, provided that FreshTec (a) promptly notifies McGuire in writing of any such claim and gives McGuire the opportunity to defend or settle any such claim at McGuire's expense and (b) cooperates with McGuire, at McGuire's expense, in defending or settling such claim. The indemnification provisions of this Section shall survive termination or expiration of this Agreement but only with respect to Infringement Claims that arose from acts or circumstances which occurred prior to termination or expiration.

8. INDEPENDENT CONTRACTOR

8.1 This Agreement does not and shall not be construed to create any partnership or agency whatsoever as between FreshTec and McGuire, and neither party shall, by reason of any provision herein contained, be deemed to be the partner, agent or legal representative of the other nor to have the ability, right or authority to assume or create, in writing or parties and all such other agreements shall remain in full force and effect.

10.2 Headings. The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

10.3 Severability. In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

10.4 Force Majeure. Neither party shall be in default hereof by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if such delay is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental laws, rules, and regulations, including those relating to exchange restrictions or security, delays in transit or delivery, inability to secure necessary governmental priorities for material, or any failure beyond its control, or without its fault or negligence.

10.5 Notices. All notices, requests, demands or communications made pursuant to the terms hereof or required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party at the party's known address with copies to know e-mail addresses.

10.6 Time of the Essence. Time shall be of the essence.

10.7 Further Assurances. The parties agree to sign such other instruments, do and perform and cause to be done and performed such further and other acts and things as may be necessary in order to give full effect to this Agreement.

10.8 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10.9 Non-Waiver. No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

10.10 Unenforceability. If any term or provision contained in this Agreement shall be held by any court of competent jurisdiction to be unenforceable, illegal, void or contrary to public policy, such term or provision shall be of no force or effect and this Agreement shall nevertheless be binding and effective as to the other terms and provisions hereof.

LICENSE ASSIGNMENT AND CONSENT AGREEMENT

THIS LICENSE ASSIGNMENT AND CONSENT AGREEMENT (this

“Agreement”), is entered into as of May 17, 2017, by and among ROBERT MCGUIRE, an individual residing in California, (“McGuire”), EPIC EVENTS CORP., a Wyoming corporation (“Epic”), and FRESHTEC, INC., a Delaware corporation (“FreshTec”).

WHEREAS, FreshTec and McGuire are parties to that certain License Agreement dated January 30, 2017 with respect to certain patents owned by FreshTech and licensed to McGuire thereunder (the “Original License”);

WHEREAS, Epic wishes McGuire to assign, and Epic wishes to assume, all rights, duties and obligations of McGuire under the Original License with respect to the patent and all other technologies, techniques and/or any product containing cannabis relative to the Market Territory and on the terms and conditions as described in said Original License, and FreshTec wishes to consent to such assignment; and

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained in this Agreement and the Original License, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, FreshTec, McGuire, and Epic hereby agree as follows:

1.           Defined Terms. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given to such terms in the Original License.

2.           Consent. FreshTec hereby consents to the transfer and assignment from McGuire to Epic, and assumption by Epic from McGuire, effective immediately, of all rights, duties, and obligations under the Original License with respect to the patent and all other technologies, techniques and/or any product containing cannabis relative to the Market Territory and on the terms and conditions as described in said Original License as contemplated by this Agreement. Effective upon the execution of this Agreement, all the rights, duties, and obligations assigned hereunder, shall be enforceable by and between Epic and FreshTec with respect to such rights, duties, and obligations.

3.           License Assignment. Subject to the terms and conditions of this Agreement, McGuire hereby transfers and assigns to Epic all rights, duties, and obligations of McGuire under the Original License with respect to the patent and all other technologies, techniques and/or any product containing cannabis relative to the

Market Territory and on the terms and conditions as described in said Original License (the “Assigned Partial License”), and Epic agrees to assume such duties and obligations thereunder and be bound to the terms of the Original License with respect thereto. This Agreement and the rights, duties, and obligations under the Original License assigned and transferred hereunder shall serve as the agreement between Epic and FreshTec with respect thereto. Accordingly, Epic and FreshTec agree that, upon such assignment, transfer, and assumption, each of Epic and FreshTec shall be entitled to enforce the applicable terms of the Original License against the other under this Agreement, provided that (i) the termination of McGuire’s remaining rights under the Original License shall not have any effect on the rights, duties, and obligations assigned to Epic hereunder and (ii) without limiting any remedies FreshTecC may have against McGuire, FreshTec shall not be entitled to limit or terminate the rights assigned to Epic hereunder based on any default or breach by McGuire of the Original License occurring prior to the execution of this Agreement.

4.           Consideration. As consideration for FreshTec to assign the license from McGuire to Epic, Epic shall issue to FreshTec Eleven Million Six Hundred Fifty Thousand Three Hundred Forty-Seven (11,650,347) newly issued shares of common stock of Epic, par value $0.01 per share which constitutes 26.885% of all shares of the Company that are issued and outstanding.

5.           Release. Effective immediately, FreshTec, on behalf of itself and its affiliates, successors and assigns hereby forever releases, acquits and discharges McGuire and his respective affiliates, shareholders, officers, directors, agents, trustees, beneficiaries, employees, successors and assigns, which shall not in any event be construed as to include Epic (the ”Released Parties”), of and from any and all claims, acts, damages, demands, rights of action and causes of action, of any nature whatsoever, which FreshTec and/or its affiliates, successors and assigns in the future may have with respect to matters occurring from and after this date, against the Released Parties arising from or in connection with the license or any of the transactions or matters contemplated thereby.

6.           Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Wyoming excluding any choice of law rules which may direct the application of the law of another state.

7.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this License Assignment and Consent Agreement as of the date first above written.

MCGUIRE

____
Robert McGuire

EPIC

EPIC EVENTS CORP.

By: ______________________
Robert McGuire, President

FRESHTEC

FRESHTEC, INC.

By: ______________________
A. A. Bray, President

License and Consent Agreement - Page 3 of 3

Name/Address

CARLTON D.ACKLEY

Shares Certificate Issued

IRVINGL.ACKLEY

100

CS2(CS1- 785812)

03/16/18

JOHN L.ACKLEY

100

CS2(CS1- 785814)

03/16/18

PAUL S.ACKLEY

100

CS2(CS1- 785815)

03/16/18

RICHARD P.ACKLEY

100

CS2(CS1- 785816)

03/16/18

LINDAE.AHYUM

100

CS2(CS1- 785817)

03/16/18

GEORGE&ALICEALCARAZ

15513 PATRONELLAAVE GARDENS,CA90249

GEORGE&SHIRLEYALCARAZ

10232LURINEDR

HUNTINGTON BEACH,CA92646

BRAD ALLEN

100

100

100

CS2(CS1- 785818)

CS2(CS1- 785819)

CS2(CS1- 785820)

03/16/18

03/16/18

03/16/18

JUDYAND EDWARD ANDERSON

6591CHAPMAN AVE GARDEN GROVE,CA92645

MARGARETR.ARMSTRONG

100

100

CS2(CS1- 785821)

CS2(CS1- 785822)

03/16/18

03/16/18

JEAN &ROBERT AUMAIER

5360Q ALGARROBO LAGUNAHILLS,CA92653

BANKOFCONTRUCTION

16023 VALLEYVIEWAVE SANTAFESPRINGS,CA90670

PAT BARNETT

7829GREGORYRD SANGER,TX76266

100

100

100

100

CS2(CS1- 785823) CS2(CS1- 785824) CS2(CS1- 785825)

CS2(CS1- 5090)

03/16/18

03/16/18

03/16/18

03/16/18

TotalRestricted Shares:

100

Name/Address

JAMESBARTEL

850EDESERT INN RD #706

LASVEGAS,NV89109

Shares Certificate Issued

100

CS2(CS1- 5075)

03/16/18

TotalRestricted Shares:

100

LEOG BATEMEN

1146 EAST2700 SOUTH SALTLAKECITY,UT84106

ANTHONYBATTAGLIA

7316 PENELOPEAVE MIDDLEVILLAGE,NY11379

100

150

CS2(CS1- 785826)

CS2(CS1- 5097)

03/16/18

03/16/18

TotalRestricted Shares:

150

LENNYBATTAGLIA

7316 PENELOPEAVE MIDDLEVILLAGE,NY11379

150

CS2(CS1- 5098)

03/16/18

TotalRestricted Shares:

150

CHARLES&DONNABEHREND BOX114ROUTE1

ABERDEEN,ID 83201

DR CHARLESJ.BELLDR.MARYC.BELL

400WOODSIDEPL MONTGOMERY,AL36117

197

400

CS2(CS1- 785827)

CS2(CS1- 5056)

03/16/18

03/16/18

TotalRestricted Shares:

400

CHRISTINEMBELNA

227WFAYETTEST SYRACUSE,NY13202

DORISBIONDI

5360N ALGARROBO LAGUNAHILLS,CA92653

CHARLESBOOKSTAVER

22095FORESTRIM CIRCLE ELTORO,CA926230

FRANKLIN H.BOOTH PO BOX643

FAYETTEVILLE,NY13066

100

100

821

1,000

CS2(CS1- 5128) CS2(CS1- 785828) CS2(CS1- 785803)

CS2(CS1- 5064)

03/16/18

03/16/18

03/16/18

03/16/18

TotalRestricted Shares:

1,000

JOHNCO-JOHNSON &BOWLES

430E4TH SOUTH SLC,UT84111

BETTYBRADSHAW

1001 SIERRA DENTON,TX76209

126

100

CS2(CS1- 785891)

CS2(CS1- 5079)

03/16/18

03/16/18

TotalRestricted Shares:

100

Name/Address

HAROLD BRENNEN

7354FALLWOOD WAY CITRUSHEIGHTS,CA95610

Shares Certificate Issued

ROBERTJBREWSTER TTEECUTTING EDGETR LTD UA

4/1/

3925 EXCELSIOR BLVD STE500

MINNEAPOLIS,MN 55416

DANIEL J.BRUCE

10722CHESTNUT ST

LOSALAMITOS,CA90720

MARIABRUNTON PO BOX4424

NORTH LASVEGAS,NV89030

CRAIG BURTON

6204 BEAVER RUN JAMESVILLE,NY13078

100

100

100

100

100

CS2(CS1- 785829)

CS2(CS1- 5119) CS2(CS1- 785830) CS2(CS1- 785831)

CS2(CS1- 5069)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

TotalRestricted Shares:

100

CADILLAC EXPLORATION LIMITED

SUITE630 SOUTHLAND PLAZA10201 SOTHPORTRD S.W CALGARY,ALT2W4X9

ELIZABETH R.CAMPBELL

31902 SUNSET AVE

SOUTH LAGUNA,CA92677

NARCISSOCANO

7829GEGORYRD SANGER,TX76266

3,693

100

100

CS2(CS1- 785832)

CS2(CS1- 785833)

CS2(CS1- 5089)

03/16/18

03/16/18

03/16/18

TotalRestricted Shares:

100

CHARLESB.CARLON

3635RANSON ST

LONG BEACH,CA90804

MARJORIEM CARR

100

CS2(CS1- 785834)

03/16/18

C.P.CARTWRIGHT

8453 STANDUSTRIAL STANTON,CA90680

W.M.CARTWRIGHT

8453 STANDUSTRIAL STANTON,CA90680

WILLIAMJ.CECKZ,JR.

25352HILLARD LANE LAGUNAHILLS,CA92653

JESSICAM CHICK

100

103

103

100

CS2(CS1- 785835) CS2(CS1- 785836) CS2(CS1- 785837)

CS2(CS1- 785838)

03/16/18

03/16/18

03/16/18

03/16/18

73,878

CS2(CS1- 5171)

03/16/18

Page4of 20

Name/Address

Shares Certificate Issued

12,740

CS2(CS1- 5174)

03/16/18

HEWLWTTJCHRIST JT.

TotalActive Sharesfor StockClassCS2

86,618

JOYCEACHRIST

100

CS2(CS1- 785847)

03/16/18

KATHYCHRISTOPHER

2866MARSHALL ST WEEDSPORT,NY13166

100

1,000

CS2(CS1- 785848)

CS2(CS1- 5101)

03/16/18

03/16/18

TotalRestricted Shares:

1,000

PAUL E.CHUBB

PEGGYM.CHUBB

100

CS2(CS1- 785839)

03/16/18

CATHYJ.CLENDENIA

100

CS2(CS1- 785840)

03/16/18

MILDRED C.CLENDINA

100

CS2(CS1- 785841)

03/16/18

ROGER M COE

985-BAVENUESEVILLA LAGUNAHILLS,CA92653

ROGER GCOLEMAN

2921N TENAYAWAY316

LASVEGAS,NV89128

SHARON FRANKLIN CONGER

24991 SUTTER

LAGUNAHILLS,CA92653

COVEY&COMPANYINC

115 SOUTH MAIN ST

SALTLAKECITY,UT84111

GEORGE&TRISHACULROSS

100

100

100

100

115

CS2(CS1- 785842) CS2(CS1- 785843) CS2(CS1- 785844) CS2(CS1- 785845)

CS2(CS1- 785846)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

5,000

CS2(CS1- 5018)

03/16/18

SOPHISTICATED

TotalRestricted Shares:

5,000

ALICEL.DANGERFIELD

10939 SOUTH WHIRLAWAYLANE SANDY,UT84092

100

CS2(CS1- 785849)

03/16/18

Name/Address	Shares	Certificate		Issued
DONALD DAY 25412MAXIMUS MISSION VIEJO,CA92691
	411	CS2(CS1-	1115)	03/16/18
	100	CS2(CS1-	1119)	03/16/18
	411	CS2(CS1-	1114)	03/16/18
	411	CS2(CS1-	1112)	03/16/18
	411	CS2(CS1-	1113)	03/16/18

DORANCE&BONNIEDAY

67CAROLINEAVE

FRANKLIN SQUARE,NY11010

TotalActive Sharesfor StockClassCS2

1,744

JOSEPH &GRACEDECUIR

6434 SAN FRANCISCODR BUENAPARK,CA90620

PAULR.DEMPSEY

100

100

CS2(CS1- 785850)

CS2(CS1- 785851)

03/16/18

03/16/18

D.R &SUEDICKINSON

357NORTH POSTOAKELANE#210

HOUSTON,TX77024

LEONARDODIGIROLAMO

351WBAYST#8

COSTAMESA,CA92627

DONALDSON SECURITIES

120 BROADWAY

NEWYORK,NY10005

STEPHEN M.DRUM

7822 BELGRAVEAVE GARDEN GROVE,CA90740

JERRY&LONADUDLEY

3530GOLDENROD CIRCLE SEAL BEACH,CA90740

TIMOTHYADUDLEY

3530GOLDENROD CIRCLE SEAL BEACH,CA90740

SUZAN B.DUHAME

206

100

100

124

100

100

100

CS2(CS1- 1557) CS2(CS1- 785853) CS2(CS1- 4000) CS2(CS1- 785854) CS2(CS1- 785855) CS2(CS1- 785856)

CS2(CS1- 785857)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

ROSALIEEDD

3985S9TH EAST#112

MURRAY,UT84117

EDDAR ELDREDGE

100

100

CS2(CS1- 785858)

CS2(CS1- 785859)

03/16/18

03/16/18

SOPHISTICATED

SOPHISTICATED

369

CS2(CS1- 785861)

03/16/18

Name/Address

FRANKELDREDGE

1205CEDAR RIDGERD SANDY,UT84070

Shares Certificate Issued

JOSEPH U ELDREDGE

1510ROXBURYRD SLC,UT84108

JULIEELDREDGE

1510ROXBURYRD SLC,UT84108

NOAH R.ELDREDGE

2655CANTERBURYLANE SLC,UT84121

KEN ERIMENSER

3494LAKESHURERD LAKEGEORGE,NY12845

100

100

100

100

3,334

CS2(CS1- 785862) CS2(CS1- 785863) CS2(CS1- 785864) CS2(CS1- 785865)

CS2(CS1- 5068)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

TotalRestricted Shares:

3,334

MARYEVANS PO BOX3143

LIVERPOOL,NY13089

HAROLD FEDERBUSH FAMILYTR,HAROLD FEDERBUSH TTEE

5401LOSSERRANOSCIR LASVEGAS,NV89109

312,988

100

CS2(CS1- 5147)

CS2(CS1- 5074)

03/16/18

03/16/18

TotalRestricted Shares:

100

SHELLIAFIELD PO BOX1672

VALRICO,FL33656

ALICEM.FORD

710 BALSAMST LIVERPOOL,NY13088

1,000

5,000

CS2(CS1- 5120)

CS2(CS1- 5092)

03/16/18

03/16/18

TotalRestricted Shares:

5,000

GARCIAREVOC TRUST

5747COLERIDGEWAY LASVEGAS,NV

100

CS2(CS1- 5055)

03/16/18

TotalRestricted Shares:

100

LENONARD J.GARRAND

2ND FLOOR - NEWHOUSEBUILDING SLC,UT84111

JOHN R.GLUSHKO

3000MASON AVE LASVEGAS,NV

AMANDAAGODIN PO BOX3143

LIVERPOOL,NY13089

115

500

21,794

74,110

CS2(CS1- 785866)

CS2(CS1- 5132)

CS2(CS1- 5173) CS2(CS1- 5172)

03/16/18

03/16/18

03/16/18

03/16/18

Name/Address

HARRY&VIRGINIAGONGLOFF

10781 ENDRYST ANAHEIM,CA92804

Shares Certificate Issued

TotalActive Sharesfor StockClassCS2

95,904

100

100

CS2(CS1- 785867) CS2(CS1- 785868)

03/16/18

03/16/18

CHARMION C.GOUDY

3281DRUID LANE

LOSALAMITOS,CA907820

TotalActive Sharesfor StockClassCS2

200

ESTELLEGRAYBEAL

9851 BOLSASPACE138

WESTMINSTER,CA92681

RAYMOND VGRIMALDI

8117 SALT SPRINGSRD MANLIUS,NY13104

100

100

100

CS2(CS1- 785869)

CS2(CS1- 785870)

CS2(CS1- 5073)

03/16/18

03/16/18

03/16/18

TotalRestricted Shares:

100

IRMAJ.GROBER

ANN M HAAS

100

CS2(CS1- 785871)

03/16/18

SOPHISTICATED

CHRISTIAN S.HANSEN

320N ESPLANADE ORANGE,CA92669

LILLIAN HANSBERG

324TROPICANAAPT#30

LASVEGAS,NV89109

EARLHARDING

12241CANYON DR YUCAIPA,CA92399

GEORGE&MARYHARDING

65094TH AVE GARY,IN 46403

RICHARD &EVELYN HARDING

2760EFORKRD WILLIAMS,OR 97544

JOYCEHART

25922MUIRLANDS#202

MISSION VIEJO,CA92621

SVEND E.HARTTEN

3301D VIACARRIZO LAGUNAHILLS,CA92653

100

100

100

411

100

100

100

100

CS2(CS1- 785873) CS2(CS1- 785875) CS2(CS1- 785874) CS2(CS1- 785804) CS2(CS1- 785876) CS2(CS1- 785877) CS2(CS1- 785878) CS2(CS1- 785879)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

Name/Address

HELP-HELFER BROUGHTON,INC.

4WORLD TRADECENTER SUITE7178

NY,NY10048

Shares Certificate Issued

BERTHENDERSON

95-BCALLEARAGON LAGUNAHILLS,CA92653

EILEEN HENDERSON

394

100

CS2(CS1- 785880)

CS2(CS1- 785881)

03/16/18

03/16/18

MARIEHENDERSON

95-BCALLEARAGON LAGUNAHILLS,CA92653

MARYF.HENDERSON

95-BCALLEARAGON LAGUNAHILLS,CA92653

RUTH HENERY

4446 VIALAJOLLA OCEANSIDE,CA93054

WILLIAM HICKMAN

100

100

100

100

CS2(CS1- 785882) CS2(CS1- 785883) CS2(CS1- 785884)

CS2(CS1- 785885)

03/16/18

03/16/18

03/16/18

03/16/18

H &KMJINVESTMENTS

1354GILMER DR SLC,UT84105

NICHOLAS&SHARON HOEHN

4840 VOGELSAND DR SACRAMENTO,CA95842

MILTON HOLLAND BOX8574

ANAHEIM,CA92802

FREDERICK&SHARON HOLMES

8572 EVAULTLANE GARDEN GROVE,CA92641

DR ROBERTHOOD

1040 S.FLEISHER TYLER,TX75701

100

100

100

165

100

100

CS2(CS1- 785886) CS2(CS1- 785872) CS2(CS1- 785887) CS2(CS1- 785888) CS2(CS1- 785889)

CS2(CS1- 5084)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

TotalRestricted Shares:

100

H.R.MAXWELLLLC

5,000

CS2(CS1- 5180)

03/16/18

SOPHISTICATED

TotalRestricted Shares:

5,000

CHIPHUNTER

12521WEDGWOOD CIR TUSTIN,CA92780

2,462

CS2(CS1- 4010)

03/16/18

Name/Address

E.F.HUTTON &CO.,INC.

61 BROADWAY

NEWYORK,NY10006

Shares Certificate Issued

Active

Shares

SUSAN ANN JAMES

1838N VERDUGORD GLENDAL,CA

KARL JOHNSON &MARILYN HEWITT

242N WHEELER ORGANE,CA92669

NORLENEAKEARNEY

3000MASON AVE

LASVEGAS,NV89012

TERRYKENNEDY

1432CHICO AVE

A.ELMONTE,CA91733

ROBERT KILLIAN

67 KILLIAN LN

FT EDWARDS,NY12828

100

100

103

100

185

1,400

CS2(CS1- 785860) CS2(CS1- 785890) CS2(CS1- 785893) CS2(CS1- 5131) CS2(CS1- 785809)

CS2(CS1- 5080)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

TotalRestricted Shares:

1,400

DANAKINGDOM

VIOLAKINGHORN

100

CS2(CS1- 785894)

03/16/18

DAVID G.KOBICK

3729WARRENSVILLECENTER ROAD SHARER HEIGHTS,OH 44122

WILLIAMT KREISEL

7651RDCOATCIR MANLIUS,NY13101

100

247

100

CS2(CS1- 785895)

CS2(CS1- 785896)

CS2(CS1- 5072)

03/16/18

03/16/18

03/16/18

SOPHISTICATED

TotalRestricted Shares:

100

GORDON L.KURZ

280E300NORTH SLC,UT84103

STANLEYKUSPER

68N HIAWATHAAVE CHCAGO,IL60646

206

100

CS2(CS1- 785897)

CS2(CS1- 5078)

03/16/18

03/16/18

SOPHISTICATED

SOPHISTICATED

TotalRestricted Shares:

100

STEPHEN KUSPER PO BOX1045

DELRAYBEACH,FL33447

100

CS2(CS1- 5077)

03/16/18

TotalRestricted Shares:

100

Name/Address

MICHELLELANSBERRY

Shares Certificate Issued

STEVELANSBERRY

100

CS2(CS1- 785898)

03/16/18

SCOTTWLECROYMD

1430 12TH PL

PLEASANTGROVE,AL35127

100

100

CS2(CS1- 785899)

CS2(CS1- 5058)

03/16/18

03/16/18

TotalRestricted Shares:

100

RICHARD H.LEE

245 ALVARADORD BERRKLEY,CA94705

SOLEDAD LEE

9678 ACORN CT

LASVEGAS,NV89147

100

100

CS2(CS1- 785900)

CS2(CS1- 5076)

03/16/18

03/16/18

TotalRestricted Shares:

100

STEVEN LIEBMAN

7370ORANGEWOOD LN #105

BOCARATON,FL33487

5,000

CS2(CS1- 5112)

03/16/18

TotalRestricted Shares:

5,000

CHRISLEICHT

2368TORRANCEBLVD TORRANCE,CA90501

NATTYLEO

1216 IRISLANE SLC,UT84106

ANTHONYELOMBARDO

100

100

CS2(CS1- 785901)

CS2(CS1- 785902)

03/16/18

03/16/18

JEAN LONG

109CLAREMONT

LONG BEACH,CA90803

VICTORIAMACBAIN

1014N.LOUISEST SANTAANA,CA92203

RENOLD &VIVIAN MADURA PAMELALN

WESTMINSTER,CA

MICHAELMANSON

12612CHASEST

GARDEN GROVE,CA92645

TODD MANSON

12612CHAST ST

GARDEN GROVE,CA92645

165,000

100

1,642

100

100

CS2(CS1- 5170) CS2(CS1- 785903) CS2(CS1- 4009) CS2(CS1- 1289) CS2(CS1- 785907)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

Name/Address

Shares Certificate Issued

WILBUR &MARYMANSON

12612CHASEST

GARDEN GROVE,,CA92645

MICHAEL E.MARCHI

101 SCHOLTZ PLAZAPH22

NEWPORT BEACH,CA92663

ALMARCHI

101 SCHOLZ PLACEPH22

NEWPORT,CA

100

100

100

8,207

165

CS2(CS1- 785908) CS2(CS1- 785909) CS2(CS1- 785910)

CS2(CS1- 785810)

CS2(CS1- 785811)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

TERRENCE&JANINEMARRE

15559HAMMER DR

LOSANGELES,CA90077

TotalActive Sharesfor StockClassCS2

8,372

ROBERTMARTIN

7829GREGORYRD SANGER,TX76266

100

100

CS2(CS1- 785911)

CS2(CS1- 5088)

03/16/18

03/16/18

TotalRestricted Shares:

100

GEORGEMAYER

JULIEANNEMAY

4433 SOUTH 2300 EAST SLC,UT84107

ER MCDANNALD JR PO BOX1659

PERRY,GA31069

100

444

140

CS2(CS1- 785913)

CS2(CS1- 785912)

CS2(CS1- 5067)

03/16/18

03/16/18

03/16/18

TotalRestricted Shares:

140

JAMESE.MCGRAWFOUNDRY

322N ORANGEAVE BREA,CA92621

LARRYMCINTYRE

C/ORALPH CRAIG BOX30ROUNTE2

CALDWELL,ID 83605

MCVEY&ASSOCIATES

22831LAKEFORSETDR ELTORO,CA92630

MDIC INVESTMENTCLUB

3025U ST

NORTH HIGHLANDS,CA95660

RONALD DAVID &OLISAMEDLOCK

2003WILDFLOWER DR BIRMINGHAM,AL35242

100

100

154

100

500

CS2(CS1- 785904) CS2(CS1- 785905) CS2(CS1- 785906) CS2(CS1- 785914)

CS2(CS1- 5071)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

ame/Address

Shares Certificate Issued

TotalRestricted Shares:

MERRILLLYNCH,PIERCE,FENNER &SMITH INC. ONELIBERTYPLAZA

165 BROADWAY,NY10006

EDDIEMERTZ

8453 STANDUSTRIAL STATNON,CA90680

LOURELEIMETAS

4061 SOUTH 1535WEST10B SLC,UT84108

CHARLESH.MICHEL

18242 PAMELAPL VILLAPARK,CA92667

BERNYMONROE

6539 VALJEAN ST VAN NUYS,CA

ING-MARIEMOSBERG

24241 SPARTAN

MISSION VIEJO,CA92691

FRED MOWREY

9015 SOUTH 3605 EAST SANDY,UT84092

NATIONALFINANCIAL SERVICESLLC

200LIBERTYSTREETONEWORLD FINANCIALCENTER NEWYORK,NY10281

100

100

100

206

100

185

329

1,000

220

CS2(CS1- 785915) CS2(CS1- 785916) CS2(CS1- 785917) CS2(CS1- 785918) CS2(CS1- 785919) CS2(CS1- 785920) CS2(CS1- 785921)

CS2(CS1- 5110)

CS2(CS1- 5161)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

WILLIAMF.NEAL

12532OCEAN BREEZEDR GARDEN GROVE,CA92641

TotalActive Sharesfor StockClassCS2

1,220

RICHARD NEICE

300CAJNEYLANESUITE217 PO BOX1007

NEWPORT BEACH,CA92663

FRANKA.NELSON,JR

4296LARESCIRCLE SLC,UT84107

P.A.NICASTRO

3509EOAKESDR HOLIDAY,UT84117

HALNICHOLS

11921ROBERT

GARDEN GROVE,CA92640

MICHAELNILSON

242DOWNINGTON AVE SLC,UT84115

100

165

390

100

124

CS2(CS1- 785922) CS2(CS1- 785923) CS2(CS1- 785924) CS2(CS1- 785925) CS2(CS1- 785926)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

Name/Address

Shares Certificate Issued

THERESANUCCIARONE

6781LAWN HAVEN DR HUNTINGTON BEACH,CA92648

MARYO'LOAN

100

100

CS2(CS1- 785927)

CS2(CS1- 785928)

03/16/18

03/16/18

RAYMOND E.O'LOAN

100

CS2(CS1- 785929)

03/16/18

JAMES&MARYO'NEILL

4121WADEST MARVISTA,CA90066

JOHN &LUCILLEO'NEILL

125LODYBAR LANE OILAND PARK,IL60462

PAINE,WEBBER,JACKSON &CURTIS

25 BROAD ST.

NEWYORK,NY10004

NICHOLASS.PANDE

100

100

100

100

CS2(CS1- 785930) CS2(CS1- 785931) CS2(CS1- 785932)

CS2(CS1- 785933)

03/16/18

03/16/18

03/16/18

03/16/18

JOHN F PASSALAQUA

4055WETZELRD LIVERPOOL,NY13090

100

312,988

2,500

CS2(CS1- 785934)

CS2(CS1- 5143) CS2(CS1- 5096)

03/16/18

03/16/18

03/16/18

TotalActive Sharesfor StockClassCS2

TotalRestricted Shares:

315,488

2,500

JOSEPH J.PASSALAQUA

8744RIVERSIDEHOUSEPATH BREWERTON,NY13029

2,500

312,988

CS2(CS1- 5130) CS2(CS1- 5142)

03/16/18

03/16/18

D.E.PATTERSON

7364EGRANITEVIEW PRESCOTT VALLEY,AZ86314

TotalActive Sharesfor StockClassCS2

315,488

J.W.PATTERSON

13660WNOLINADR HESPERIA,CA92345

100

2,000

132,071

CS2(CS1- 4001)

CS2(CS1- 5137) CS2(CS1- 5010)

03/16/18

03/16/18

03/16/18

ACCREDITED

ACCREDITED ACCREDITED

TotalActive Sharesfor StockClassCS2

TotalRestricted Shares:

134,071

132,071

JOEL&STACIPATTERSON

Name/Address

Shares Certificate Issued

CS2(CS1- 5011)

03/16/18

TotalRestricted Shares:

10,000

JOELW.PATTERSON

6056 PAMELALANE WESTMINSTER,CA92683

JWPATTERSON C/F KASEYPATTERSON UTMA/CA

411

CS2(CS1- 1066)

03/16/18

5,000

CS2(CS1- 5022)

03/16/18

TotalRestricted Shares:

5,000

JWPATTERSON C/FNIKKIPATTERSON UTMA/CA

5,000

CS2(CS1- 5020)

03/16/18

TotalRestricted Shares:

5,000

JWPATTERSON C/FTIFFANYPATTERSON UTMA/CA

5,000

CS2(CS1- 5021)

03/16/18

TotalRestricted Shares:

5,000

PEACEOFMIND BODYCARELLC

5,000

CS2(CS1- 5179)

03/16/18

TotalRestricted Shares:

5,000

PENSON FINANCIAL SERVICES,INC

1700 PACIFIC AVESTE1400

DALLAS,TX75201

100

100

4,970

CS2(CS1- 5177) CS2(CS1- 5175) CS2(CS1- 5156)

03/16/18

03/16/18

03/16/18

MANUEL PEREZ

TotalActive Sharesfor StockClassCS2

5,170

CAROLYN E.PERKINS

3230MARGIEAVE SLC,UT84109

ROSIMAEPFAFEL

100

100

CS2(CS1- 785935)

CS2(CS1- 785936)

03/16/18

03/16/18

SOPHISTICATED

SOPHISTICATED

GEORGE&GLADYSPIERCE

706GENEDR STARKE,FL32091

MELANIEC.PILOT

100

100

CS2(CS1- 785937)

CS2(CS1- 785938)

03/16/18

03/16/18

BARBARA&JUDITH PUCKETT

1719N 26TH BOISE,ID 83702

100

CS2(CS1- 785939)

03/16/18

Name/Address

Shares Certificate Issued

QUALITYEYEWEAR LLC

833 PRINETON AVESW BRIMINGHAN,AL35211

100

200

CS2(CS1- 785892)

CS2(CS1- 5057)

03/16/18

03/16/18

TotalRestricted Shares:

200

FRED PQUEKZER

13LAFAYETTEPARK GREEN ISLAND,NY12183

100

CS2(CS1- 5083)

03/16/18

TotalRestricted Shares:

100

ROBERT&EMMAJOREESE

501MODOC MEDFORD,OR 97501

JIMMYD.REGIAN

1691MESADR T-8

SANTAANA,CA92707

RONALD &CHRISTIANEREPASS

1707 VAN HORNELN REDONDO BEACH,CA

MARC REVMONT

206

124

100

CS2(CS1- 785940)

CS2(CS1- 785941)

CS2(CS1- 785942)

03/16/18

03/16/18

03/16/18

DEAN WITTER REYNOLDS

100

CS2(CS1- 785943)

03/16/18

WILLIAMG.RICE PO BOX82236

SAN DIEGO,CA92138

JAMESP.RICHARDSON

6056 PAMELALANE WESTMINSTER,CA92683

201

100

411

10,000

CS2(CS1- 785852)

CS2(CS1- 785944)

CS2(CS1- 1064) CS2(CS1- 5015)

03/16/18

03/16/18

03/16/18

03/16/18

TotalActive Sharesfor StockClassCS2

TotalRestricted Shares:

10,411

10,000

JOSH RICHARDSON

5,000

CS2(CS1- 5017)

03/16/18

TotalRestricted Shares:

5,000

STEVEN RICHARDSON

5,000

CS2(CS1- 5016)

03/16/18

TotalRestricted Shares:

5,000

VIC ROBINETT

12281 ADELLEST

GARDEN GROVE,CA92641

100

CS2(CS1- 785945)

03/16/18

ame/Address

ROCKDALEINVESTMENTSLTD

BANKOFNOVASCOTIABUILDING PO BOX268

GRAND CAYMAN,CA

Shares Certificate Issued

Y&SONDRAROPER

3530GOLDENROD CIRCLE SEAL BEACH,CA90740

HAROLD ROTHSTEIN

650 BOCAMARINACT BOCARATON,FL33487

10,259

5,000

CS2(CS1- 785946)

2(CS1- 785947)

CS2(CS1- 5060)

03/16/18

/18

03/16/18

TotalRestricted Shares:

5,000

JACKIEROTHFUSS

SHERRIKAYROYAL

100

CS2(CS1- 785948)

03/16/18

JEFFREYSCHIBLET

25300CHAGRIN BLVD BEACHWOOD,OH 44122

GUENTHER SCHMID

100 SEDGWICKRD SYRACUSE,NY13203

100

100

1,000

CS2(CS1- 785949)

CS2(CS1- 785950)

CS2(CS1- 5062)

03/16/18

03/16/18

03/16/18

TotalRestricted Shares:

1,000

CHARLESSCHWAB&CO INC

2423ELINCOLN DR, ATTNSECURITIESOPERATIONS PHOENIX,AZ85016

STEPHANIESCIORTINO

66405LONG POINTRD BREWERTON,NY13029

SCOTTRADE,INC

500/510MARYVILLECENTER DRIVE STLOUIS,MO63141

CRAIGA&SHIRLEESCHUDDER

35551CAMINOCAPISTRANO

SAN JUAN CAPISTRANO,CA92675

AUBREY&CLCANOR SHAFER

632 BRUNSWICKAVE PLACENTIA,CA92670

VON &LANASHOWS

100

1,230

11,575

2,756

100

CS2(CS1- 5168) CS2(CS1- 5127) CS2(CS1- 5178) CS2(CS1- 785805)

CS2(CS1- 785951)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

SILVER STAR INTERNATIONALLLC

100

CS2(CS1- 785952)

03/16/18

5,000

CS2(CS1- 5182)

03/16/18

ame/Address

Shares Certificate Issued

TotalRestricted Shares:

000

GERALD SIMON

1307HIGHLAND LAKESTRAIL BIRMINHAM,AL35244

340

CS2(CS1- 5070)

03/16/18

TotalRestricted Shares:

340

DAVID SINGLETON

767 SANDYHILLCIR PORTORANGE,FL32127

100

CS2(CS1- 5081)

03/16/18

TotalRestricted Shares:

100

MARJORIEASINNFASON

CLARASMITH

100

CS2(CS1- 785953)

03/16/18

H.WENDELL SMITH

100

CS2(CS1- 785954)

03/16/18

ED &ARLENEM.SNYDER

16032MARINER DR HUNTINGTON BEACH,CA92649

PAUL&LORETTASPILLIAN

5455DODDSAVE BUENAPARK,CA90621

RONALD R.STEVENS

3072DANFORTH DR

SALTLAKECITY,UT84121

ERICAJ.STGERMAINE

100

100

100

100

CS2(CS1- 785955) CS2(CS1- 785956) CS2(CS1- 785957)

CS2(CS1- 785958)

03/16/18

03/16/18

03/16/18

03/16/18

5,000

CS2(CS1- 5184)

03/16/18

TotalRestricted Shares:

5,000

CELSO SUAREZ JR.

1880WHITEOAKDR HOUSTON,TX77009

50,000

CS2(CS1- 5102)

03/16/18

TotalRestricted Shares:

50,000

SUNSTAR MANAGEMENTGROUPLLC

5,000

CS2(CS1- 5181)

03/16/18

SOPHISTICATED

TotalRestricted Shares:

5,000

EDWARD N.TABB

3700 PLAZADRIVE#C-PH 3

SANTAANA,CA92704

100

CS2(CS1- 785959)

03/16/18

SOPHISTICATED

ame/Address

MICHAEL PATRICKTEAGUE

11821DIAMOND ST GARDEN GROVE,CA92645

Shares Certificate Issued

ZANNEBROOKSTEAGUE

11821DIAMOND STREET GARDEN GROVE,CA92645

WILLIAM&DORTHYTEAGUE

11821DIAMOND STREET GARDEN GROVE,CA92645

MARIETERRY

100

100

CS2(CS1- 785960)

2(CS1- 785961)

CS2(CS1- 785962)

03/16/18

/18

03/16/18

SOPHISTICATED

SOPHISTICATED

SOPHISTICATED

THOMASHANLEY

200WOODLAWN TERRACE SYRACUSE,NY13203

100

1,000

CS2(CS1- 785963)

CS2(CS1- 5063)

03/16/18

03/16/18

SOPHISTICATED

ACCREDITED

TotalRestricted Shares:

1,000

RODNEYTOMINSON

6232WESTBROOKDR CITRUSHEIGHTS,CA95610

DON TONKS

1432CHICO AVE

S.ELMONTE,CA91733

TONKSPROPERTIES

1432CHICO AVE

SELMONTE,CA91733

ROYTONKS

1432CHICO AVE

S.ELMONTE,CA91733

JOHN VTOOMEY

2520CABRILLOWAY OXNARD,CA93030

100

185

2,052

185

100

CS2(CS1- 785964) CS2(CS1- 785807) CS2(CS1- 785806) CS2(CS1- 785808)

CS2(CS1- 5053)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

SOPHISTICATED SOPHISTICATEDSOPHISTICATEDSOPHISTICATED

SOPHISTICATED

TotalRestricted Shares:

100

IRMATRACY

CRYSTALTRICARICO

15021RAVEN STNW ANDOVER,MN 55304

100

656

CS2(CS1- 785965)

CS2(CS1- 5059)

03/16/18

03/16/18

SOPHISTICATED

SOPHISTICATED

TotalRestricted Shares:

656

MILESW.URIE

4935LAKEPINES#5A

SALTLAKECITY,UT84107

JAMIEALFORD/VANBLARCOM

100

CS2(CS1- 785966)

03/16/18

Name/Address

Shares Certificate Issued

CS2(CS1- 5019)

03/16/18

TotalRestricted Shares:

5,000

PAMELAVAN BLARCOM

709 PALMAVEAPT5

HUNTINGTON BEACH,CA92646

AMBROSEVELARDE P.O.BOX611

VELARDE,NM87582

DAVID R.VELAZQUEZ

615WEST232ND ST CARSON,CA90745

LAWRENCEVELARDE BOX611

VELARDE,NM87582

LISAWALTON

1216LYMAN COURT

SALTLAKECITY,UT84105

DOUGLASWARNKEN

1399 BEL AIREROAD SAN MATEO,CA94402

GEORGE&HELEN WEEKS

18124GRAND AVE

LAKEELSINORE,CA92330

FREDERICKL.WENZL JR.

206

124

132

100

100

100

100

CS2(CS1- 1558) CS2(CS1- 785967) CS2(CS1- 785968) CS2(CS1- 785969) CS2(CS1- 785970) CS2(CS1- 785971)

CS2(CS1- 785972)

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

03/16/18

5,000

CS2(CS1- 5183)

03/16/18

ACCREDITED

TotalRestricted Shares:

5,000

ROBERT&JOANN WILKINSON

1214CHAUTAUQUA

PACIFIC PALISADES,CA90272

WILSON DAVIS&CO

236SMAIN ST

SALTLAKECITY,UT84101

GREGORYLWILSON

34-260TH PLACE

LONG BEACH,CA90803

MELVIN &RUTH WOLF

9710 PINEHURST AVE SOUTH GATE,CA90280

HERBERTWOODS

100

100

100

100

CS2(CS1- 785974) CS2(CS1- 785973) CS2(CS1- 785975)

CS2(CS1- 785976)

03/16/18

03/16/18

03/16/18

03/16/18

CHRISTINEWURNITES

100

CS2(CS1- 785977)

03/16/18

ame/Address

Shares Certificate Issued

GARTH &SUSAN YOUNG

25441 VIAPIEDRAPLANCA LAGUNANIGUEL,CA92677

WILLIAMYSTAD P.O.BOX925

AZUSS,CA91702

GREGOR4YMZEIMAR

100

100

100

CS2(CS1- 785978)

CS2(CS1- 785979)

CS2(CS1- 785980)

03/16/18

03/16/18

03/16/18

BRIAN ZELMAR

100

CS2(CS1- 785983)

03/16/18

COLLEN JOYZELMAR

100

CS2(CS1- 785981)

03/16/18

LYNN ZELMAR

100

CS2(CS1- 785982)

03/16/18

RUSSELLZELMAR

100

CS2(CS1- 785984)

03/16/18

TED ZINC

7518TH STREET

HERMOSABEACH,CA90254

100

100

CS2(CS1- 785985)

CS2(CS1- 785986)

03/16/18

03/16/18

TotalOutstandingsharesin273certificates:	1,665,774
TotalRestrictedSharesin53certificates:	297,641
TotalNonRestrictedsharesin220certificates:	1,368,133
Total Activeshareholders:	258

Grand Total by Class:

CS2 1,665,774

Exhibit D	Original Allocations
Adrian Bray	1,000,000
Adrian Jiminez Bonilla	5,000
Andrew Unetic	150,000
Annette and Joseph Murray	25,000
Bruce Bauer	50,000
Cal and Nancy Krupa	75,000
Common Good Latin American S. de R. L. de C.V.	495,000
Cynthia and Howard Brode	100,000
Dean Anderson	75,000
Dennis and Cindy McNevin	130,000
FreshTec, Inc.	11,044,335
Henry Lee	1,940,722
Jayson Schwarz	100,000
Jody Flynn Dalvet	100,000
John Herlihy	50,000
Joseph C. Passalaqua	2,500,000
Juan M. Gutierrez	50,000
Judy and Robert McGuire	500,000
KAPR LLC	1,804,895
Katherine McGuire	500,000
Katherine Zuniga	5,822,167
Kim Renee Johnson	1,000,000
Michael A. Laws	100,000
Monica McGuire	500,000
Nutmeg State Realty, LLC	250,000
OmniTec, Inc.	150,000
PDCG,LLC	2,134,460
Robert Hesse	100,000
Robert McGuire	504,009
Sheila McGuire	11,108,900
Steven Beattie	500,000
Steve Loomis	50,000
Sue Chance LLC	100,000
The Kenneth Luvern Curry 2016 Rev. Trust	300,000
The Van De Kamp Group LLC	20,000
43,334,488

Plantation Corp. Shareholders	1,665,774

Total	45,000,262